Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated July 22, 2014, among GulfSlope Energy, Inc., a Delaware corporation (the “Company”), and the investor(s) identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, proceeding pending or threatened in writing against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Anti-Money Laundering Laws” has the meaning set forth in Section 3.1(t).

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means each closing of the purchase and sale of the Shares pursuant to Article II.

“Closing Date” means the Business Day of each Closing.

“Commission” means the Securities and Exchange Commission and the staff of the Commission involved in the review of the Registration Statement, as applicable.

“Company Counsel” means Brewer & Pritchard, P.C.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Filing Date” means the date that the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first filed with the Commission.

“Final Closing” means the last Closing as set forth in Section 2.1.

“FINRA” means the Financial Industry Regulatory Authority.

“Foreign Bank” has the meaning set forth in Section 3.2(n).

“GAAP” means U.S. generally accepted accounting principals.

“Initial Closing” means the first Closing as set forth in Section 2.1.

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Investor Party” has the meaning set forth in Section 4.6.

 “Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind, other than restrictions on transfer of securities arising under federal or state securities laws and regulations.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“Maximum Offering Amount” means gross proceeds from the sale of the Shares to the Company of $10,000,000, unless increased by the Company in an amount not to exceed $15,000,000.

“Memorandum” means the confidential private placement memorandum dated July 8, 2014 prepared by the Company and delivered to each Investor in connection with the private offering of the Shares contemplated by this Agreement.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“OFAC Programs” has the meaning set forth in Section 3.2(k).

“Per Share Purchase Price” means $0.24.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Market” means the OTC Markets Group, Inc. operated by FINRA.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Statement” means the registration statement(s) of the Company meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Shares.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit A hereto.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Sanctions” has the meaning set forth in Section 3.1(s).

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued or issuable to the Investors pursuant to this Agreement.

“Short Sales” has the meaning set forth in Section 3.2(f).

“Subsequent Closing” means the successive Closings as set forth in Section 2.1.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the Principal Market), or (ii) if the Common Stock is not listed on a Trading Market (other than the Principal Market), a day on which the Common Stock is traded in the over-the-counter market, as reported by the Principal Market, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC Markets Group, Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) or (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT LLC (formerly AMEX), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Markets Group, Inc. on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing.  Subject to the terms and conditions set forth in this Agreement, at each Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares representing such Investor’s Investment Amount.  This Agreement contemplates successive closings, with additional Investors entering into this Agreement at successive times, therefore each such additional Investor shall agree to the terms hereof and shall have the same rights and interests of all other Investors, whether they entered into this Agreement during the Initial Closing, a Subsequent Closing or Final Closing.  The Initial Closing shall occur on receipt of subscriptions for Shares in the Investment Amount of $400,000, Subsequent Closings will occur as determined by the Company in Investment Amount increments of not less than $100,000, and the Final Closing will occur on the earlier of the Company receiving the Maximum Offering Amount and July 31, 2014, unless such date is extend by the Company to a date no later than August 31, 2014 (each of the Initial Closing, Subsequent Closings and Final Closing are collectively referred to as a “Closing”).  Each Closing shall take place at the offices of the Company, 2500 CityWest Blvd., Suite 800, Houston, Texas 77042 on the Closing Date or at such other location or time as the parties may agree.

2.2           Closing Deliveries.  a)  At each Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i)           a certificate evidencing a number of Shares equal to such Investor’s Investment Amount divided by the Per Share Purchase Price, registered in the name of such Investor;

(ii)           an opinion letter of Company Counsel addressed to the Investors;

(iii)           the Registration Rights Agreement, duly executed by the Company;

(iv)           a certificate of the Company’s Chief Executive Officer, dated the Closing Date and in form reasonably satisfactory to the Investors, certifying as to the satisfaction of the conditions contained in Section 5.1(a)-(e); and

(v)           a certificate of the Company’s Secretary, dated the Closing Date, certifying the truth and correctness of the following documents, a copy of each of which shall be attached to such certificate: (A) the Company’s certificate of incorporation, (B) the Company’s bylaws, and (C) resolutions of the Company’s Board of Directors authorizing the execution, delivery and performance of this Agreement and each other Transaction Document and the issuance and sale of the Shares to the Investors, in each case as amended and in full force and effect on the Closing Date.

(b)           At each Closing, each Investor shall deliver or cause to be delivered to the Company the following (the “Investor Deliverables”):

(i)           its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

(ii)           the Registration Rights Agreement, duly executed by such Investor.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to each Investor:

(a)           Subsidiaries.  The Company has no direct or indirect Subsidiaries.

(b)           Organization and Qualification.  The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and proposed to be conducted.  The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.  The Company is duly qualified to conduct its business and is in good standing as a foreign corporation in Texas.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, if applicable, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5, and (v) those that have been made or obtained prior to the date of this Agreement.  The Company is not aware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(f)           Issuance of the Shares.  The Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  Assuming the accuracy of the representations and warranties of the Investors made herein, the issuance by the Company of the Shares is exempt from registration under the Securities Act and all applicable state securities laws.

(g)           Capitalization.  As of the date hereof and not giving effect to the sale of the Shares (unless otherwise provided for), the authorized, issued and outstanding capital stock of the Company, and all shares of capital stock reserved for issuance for any purpose, is as set forth in the SEC Reports plus an agreement to issue 500,000 shares of restricted Common Stock, subject to vesting requirements, to an employee effective April 2014.  The issuance of all outstanding shares of capital stock was duly authorized by all necessary corporate action, and all such shares were validly issued in transactions there were, in each case, exempt from registration under federal and state securities law.  All outstanding shares of capital stock are validly issued, fully paid and nonassessable.  To the knowledge of the officers of the Company, no holder of any shares of the Company’s capital stock has any right of rescission, by law or contract, with respect to any of such shares.  No security holders of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in any issuance of capital stock of the Company, including the transactions contemplated by the Transaction Documents.  Except as specified in the SEC Reports and in this Section 3.1(g), there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or agreements or understandings giving any Person any right to acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  The issuance and sale of the Shares will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors).

(h)           SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials, as amended, being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any) and the Memorandum the “Disclosure Materials”).  Since March 2013, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements, as amended, of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, unless amended financial statements have been included in the SEC Reports.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof, unless amended financial statements have been included in the SEC Reports, and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)           Termination of Shell Company Status.  The Company ceased being a Shell Company (as defined in Securities Act Rule 405) on May 15, 2014.

(j)           Press Releases.  The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(k)           Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities disclosed in the SEC Reports, or not required to be so reflected or disclosed, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate.  The Company does not have pending before the Commission any request for confidential treatment of information.

(l)           Litigation.   Other than as disclosed in the SEC Reports, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any director or officer thereof (in his or her capacity as such with respect to the Company), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports.  Since March 2013, there has not been a written formal or informal inquiry involving the Company by the Commission, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(m)           Labor Relations; Employee Benefits.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.  The Company believes its relationships with its officers, employees and consultants are good, and the Company has not received notice, and is not aware, that any officer or any geoscientist, engineer or other management or technical employee or consultant intends to terminate his or her employment or consulting relationship with the Company.  The Company does not maintain or sponsor any employee benefit plans or arrangements, and does not participate in, and has never contributed to or had an obligation to contribute to, or incurred any liability in respect of a contribution to any “multiemployer plan” (as such term is defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder).

(n)           Title to Real and Personal Property. Except as set forth in the SEC Reports, the Company has (i) good and defensible title to all items of real property, and (ii) good and valid title to all personal property owned by it that is material to the business of the Company, in each case free and clear of all liens, encumbrances and claims, except those that (A) do not materially interfere with the use made and proposed to be made of such property by the Company or (B) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the SEC Reports as being leased by the Company is held under valid, existing and enforceable leases, except those that (1) do not materially interfere with the use made or proposed to be made of such property by the Company or (2) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(o)           Protection of Trade Secrets and Other Intellectual Property.  The Company has maintained the confidentiality and trade secret status of all trade secrets owned by the Company.  The Company has entered into appropriate written assignment agreements with all independent contractors who have performed services for the Company since March 2013, and all inventions, patentable material (whether or not patented), copyrights, software (source and object code), formulas, algorithms, business methods and processes and other intellectual property (collectively, “Intellectual Property”) that was developed by such independent contractors on behalf of or for the Company, and that is necessary or useful for the operations proposed to be conducted by the Company as described in the SEC Reports, is owned by the Company.  All Company employees have agreed to maintain the confidentiality of, and not to use for any purpose other than on behalf of the Company, all trade secrets and other confidential and proprietary information of the Company, and all Intellectual Property developed by any employee and used or proposed to be used by the Company was developed within such employee’s scope of work at the Company.  No such contractor or employee has made any claim of ownership or license rights in or to any Intellectual Property developed on behalf of the Company.

(p)           Patents and Trademarks.  Except for the seismic data licensed by the Company, and the trade secrets relating to such seismic data as interpreted and reprocessed by the Company, there are no patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses or any other Intellectual Property rights that are necessary or material for use in connection with the Company’s current and proposed business as described in the SEC Reports.  The Company has not violated or infringed upon the Intellectual Property rights of any Person or received written notice from any Person alleging any such violation or infringement.

(q)           Compliance.  The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any agreement or instrument to which it is a party or by which it or any of its properties is bound (except to the extent such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body to which the Company is subject, or by which any property or asset of the Company is bound or affected, and (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority, to which the Company is subject, or by which any property or asset of the Company is bound or affected, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  The Company is in compliance with all requirements of the Sarbanes-Oxley Act of 2002, as amended, and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance would not have or reasonably be expected to result in a Material Adverse Effect.

(r)           Foreign Corrupt Practices.  Neither the Company nor, to the knowledge of the officers of the Company, any director, officer, employee, Affiliate, agent or other Person associated with or acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity or to influence any action, (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (v) violated or is in violation of any provision of the FCPA.

(s)           OFAC.  Neither the Company nor, to the knowledge of the officers of the Company, any director, officer, employee, Affiliate or agent of the Company is currently subject to any U.S. sanctions administered by OFAC (“Sanctions”); and the Company will not (and did not in connection with any prior offering or sale of its securities during the past three years), directly or indirectly, use the proceeds of the issuance and sale of Shares under this Agreement or of any other Company securities, or lend, contribute or otherwise make available such proceeds to any other Person for the purpose of financing the activities of any Person, or in any country or territory, that is currently or was or will be at the time of such funding, subject to any Sanctions administered by OFAC, or in any other manner that will result in a violation of any Sanctions by any Person.

(t)           Anti-Money Laundering Laws.  The operations and activities of the Company since March 2013 have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Affiliates with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company’s officers, threatened.

(u)           Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged as of the date hereof.  The Company has no reason to believe that it will not be able to (i) renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms substantially as currently in effect, or (ii) obtain additional or expanded insurance coverage from insurers of recognized financial responsibility as may be necessary or prudent in connection with the business operations that the Company proposes to conduct as set forth in the SEC Reports.

(v)           Transactions With Affiliates and Employees.  None of the officers, directors or employees of the Company, or any of their respective Affiliates or family members, is presently a party to any material transaction with the Company (other than for services as employees, officers and directors), that is required to be disclosed in the SEC Reports and is not so disclosed.

(w)           Tax Status.  The Company (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and no officer of the Company knows of any basis for any such claim.

(x)           Internal Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers, and the officers responsible for the preparation of the reports required to be filed under the Exchange Act, by others within the Company, particularly during the period in which the Company’s reports on Form 10-K or 10-Q, as the case may be, are being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the last day of the period covered by the Form 10-K for the Company’s most recently ended fiscal year and Form 10-Q for each fiscal quarter subsequent to such fiscal year end (each, an “Evaluation Date”).  The Company presented in its most recently filed Form 10-K and Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the applicable Evaluation Date.  There have been no significant changes in the Company’s internal controls, as described in Item 308(c) of Regulation S-K under the Exchange Act, or, to the Company’s knowledge, in other factors that would significantly affect the Company’s internal controls.

(y)           Solvency.  Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(z)           Certain Fees.  Except for sales commissions not to exceed 6% payable to certain Finra-registered broker dealers and the Company’s obligation to reimburse a certain placement agent expenses, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to an agreement by such Investor, which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.  The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(aa)           Certain Registration Matters.  Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors under the Transaction Documents.  The Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority, other than the registration rights afforded to the holders of the Company’s securities the resale of which is registered pursuant to the Company’s registration statement on Form S-1, File Number 333-194694.

(bb)           No General Solicitation.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

(cc)           No Registration or Stockholder Approval Required.  Neither the Company nor any of its affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the Securities Act, whether due to integration with prior offerings by the Company for purposes of the Securities Act or otherwise.  None of the Company, its affiliates and any Person acting on its or their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Shares under the Securities Act.  The offering, issuance and sale of the Shares pursuant to this Agreement, taking into account all other offerings of securities of the Company with which the same may be required to be integrated, do not require the approval of the Company’s stockholders under the Delaware General Corporation Law, the Company’s certificate of incorporation or bylaws, the rules and regulations of any Trading Market on which any securities of the Company may be listed or traded, or any other applicable laws or regulations.

(dd)           Listing and Maintenance Requirements.  The Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof, including the requirements for causing the Common Stock to remain an OTC-Eligible Security within the meaning of FINRA Rule 6530.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the requirements for continued listing or trading of the Common Stock on the Principal Market, including the requirements of FINRA Rule 6530.  The issuance and sale of the Shares under the Transaction Documents does not contravene the rules and regulations of the Principal Market.

(ee)           Investment Company.  The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ff)           No Additional Agreements.  The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(gg)           Disclosure.  After giving effect to the actions and filings required by Section 4.5, the Company confirms that neither it nor any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information.

3.2           Representations and Warranties of the Investors.  Each Investor hereby, severally for itself and not for or jointly with any other Investor, represents and warrants to the Company as follows:

(a)           Organization; Authority.  Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or company power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor.  Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof or thereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)           Investment Intent.  Such Investor is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a covenant or agreement by such Investor to hold the Shares for any period of time.  Such Investor is acquiring the Shares hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(c)           Investor Status.  At the time such Investor was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)           General Solicitation.  Such Investor is not purchasing the Shares as a result of any general solicitation or general advertising by the Company or its representatives, including but not limited to any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

(e)           Access to Information.  Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)           Certain Trading Activities.  Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitation, any short sales involving the Company’s securities) between the time that such Investor was first contacted by the Company, regarding an investment in the Company and the date of this Agreement.  Such Investor covenants that neither it, nor any person acting on its behalf or pursuant to any understanding with it, will engage in any transactions in the securities of the Company (including short sales) (a) prior to the time that the transactions contemplated by this Agreement are publicly disclosed, or (b) in violation of any laws or any rules or regulations of the Commission.

(g)           Independent Investment Decision.  Such Investor has independently evaluated the merits and risks of its decision to purchase Shares pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision.  Such Investor has not relied on the business or legal advice of any Company agent in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

(h)           Consents and Approvals.  Such Investor need not give any notice to, make any filing with, or obtain any authorization, consent, or approval (i) of any person under any instrument, contract or agreement to which such Investor or any of its Affiliates is a party or (ii) of any government or governmental agency in order to execute and deliver the Transaction Documents, consummate the transactions contemplated hereby and thereby and perform its obligations hereunder and thereunder, other than those that have been or will be by the Closing Date given, made or obtained.

(i)           Non-Contravention.  To the knowledge of the such Investor, neither the execution nor the delivery of the Transaction Documents by such Investor, the consummation of the transactions contemplated hereby and thereby and the performance by such Investor of its obligations hereunder or thereunder will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which such Investor is subject or any instrument, contract, or agreement to which such Investor or any of its Affiliates is a party.

(j)           Finder.  The Company will not be obligated to pay any broker’s commission, finder’s fee or success fee in connection with the transactions contemplated by the Transaction Documents as a result of any agreement or arrangement entered into by such Investor.

(k)           The Investor should check the OFAC website at <http://www.treas.gov/ofac> before making the following representations.  Such Investor represents that the amounts invested by it in the Company in the offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including Anti-Money Laundering Laws.  Federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website referred to above.  In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(l)           To such Investor’s knowledge, none of: (1) such Investor; (2) any person controlling or controlled by such Investor; (3) if such Investor is a privately-held entity, any person having a beneficial interest in such Investor; or (4) any person for whom such Investor is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph.  Such Investor agrees to promptly notify the Company should such Investor become aware of any change in the information set forth in this paragraph and in Section 3.2(k).

(m)           To such Investor’s knowledge, none of: (1) such Investor; (2) any person controlling or controlled by such Investor; (3) if such Investor is a privately-held entity, any person having a beneficial interest in such Investor; or (4) any person for whom such Investor is acting as agent or nominee in connection with this investment is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure.  For purposes of this paragraph, a “senior foreign political figure” means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation, or any corporation, business or other entity that has been formed by, or for the benefit of, such a senior foreign political figure; “immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws; and a “close associate” of a senior foreign political figure means a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(n)           If such Investor is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if such Investor receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, such Investor represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(o)           If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Code), such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Such Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           (a)           The Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Shares other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.  Each Investor acknowledges that the Company was previously a Shell Company, as stated in Section 3.1(i), and, accordingly, that holders of shares of Common Stock constituting restricted securities (including all Shares purchased by the Investors under this Agreement) will be subject to Rule 144(i)(2).  Each Investor further acknowledges that the Common Stock does not currently constitute a marginable security under the regulations of the Federal Reserve Board.

(b)           Certificates evidencing the Shares will contain the following legend, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c)           Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale of such Shares pursuant to an effective registration statement (including the Registration Statement) covering the resale of such Shares, or (ii) following a sale of such Shares pursuant to Rule 144.  The Company shall use its best efforts to cause its counsel to issue any legal opinion or instruction required by the Company’s transfer agent to comply with the requirements set forth in this Section.  Following such time as restrictive legends are not required to be placed on certificates representing Shares pursuant to the preceding sentence, the Company will, no later than four Trading Days following the delivery by an Investor to the Company or the Company’s transfer agent of a certificate representing Shares containing a restrictive legend, deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 4.1.

4.2           Furnishing of Information.  Until the date on which the Investors shall have sold all the Shares, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.  The Company further covenants that it will take such further action as any holder of Shares may reasonably request, to the extent required from time to time to facilitate transfers without registration under the Securities Act pursuant to the exemptions provided by Rule 144, once such Rule becomes available to holders of Common Stock.

4.3           Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investors, or that would require stockholder approval of the sale of the Shares to the Investors under the Delaware General Corporation Law, the Company’s certificate of incorporation or bylaws, the rules and regulations of any Trading Market or any other applicable laws or regulations.

4.4           Subsequent Registrations.  Prior to the Filing Date, the Company may not file any registration statement with the Commission with respect to any securities of the Company, other than a registration statement on Form S-8.

4.5           Securities Laws Disclosure; Publicity.  By 9:45 a.m. (New York City time) on the day following the Initial Closing, the Company shall issue a press release disclosing the sale of the Shares and the material terms of the Transaction Documents.  On the third Trading Day after the Initial Closing, the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents) and disclosing any material nonpublic information provided to the Investors in connection with the Transaction.  In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.6           Indemnification of Investors.  In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold each Investor and its directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation or breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document.

4.7           Non-Public Information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have expressly consented to such disclosure and have executed a written agreement regarding the confidentiality and use of such information.

4.8           Listing of Shares.  The Company agrees, (i) if the Company applies to have the Common Stock listed or traded on any Trading Market other than the Principal Market, it will include the Shares in such application, and will take such other action as is necessary or desirable to cause the Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to cause the Common Stock to continue to be an OTC-Eligible Security within the meaning of FINRA Rule 6530 and, once commenced, to continue the listing and trading of its Common Stock on such other Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.9           Use of Proceeds.  The Company will use the net proceeds from the sale of the Shares hereunder for, and only for, corporate purposes.

4.10           Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing.  The Company shall make all filings and reports, and pay all related filing fees, relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States.

4.11           Reasonable Best Efforts.  Each party shall use its reasonable best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 5.1 and 5.2 of this Agreement.

ARTICLE V.
CONDITIONS PRECEDENT TO CLOSING

5.1           Conditions Precedent to the Obligations of the Investors to Purchase Shares.  The obligation of each Investor to acquire Shares at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)      Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects (except that any representation or warranty that is qualified by reference to “Material Adverse Effect” or similar language shall be true and correct in all respects) as of the date when made and as of the Closing as though made on and as of such date;

(b)           Performance.  The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)           Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect;

(e)      No Suspensions of Trading in Common Stock; Listing.  Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date an OTC-Eligible Security within the meaning of FINRA Rule 6530 (and the Company shall not have been required to rely on any grace period specified in such Rule with respect to the timeliness of its filings under the Exchange Act) or listed for trading on a Trading Market;

(f)           Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a); and

(g)           Timing.  The Final Closing shall have occurred no later than July 31, 2014, unless such date is extended by the Company to a date no later than August 31, 2014.

5.2           Conditions Precedent to the Obligations of the Company to Sell Shares.  The obligation of the Company to sell Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)           Performance.  Each Investor shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)           Investors Deliverables.  Each Investor shall have delivered its Investors Deliverables in accordance with Section 2.2(b); and

(e)           Timing.  The Final Closing shall have occurred no later than July 31, 2014, unless such date is extended by the Company to a date no later than August 31, 2014.

ARTICLE VI.
MISCELLANEOUS

6.1           Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company shall pay any stamp and other taxes and duties levied in connection with the sale of the Shares.  The Company acknowledges its obligation to reimburse a certain brokerage firm for certain expenses as well as its obligation to pay certain Finra-registered broker dealers sales commissions not to exceed 6% on certain Investment Amounts.

6.2           Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email or facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the email address or facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email or facsimile at the email address or facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	GulfSlope Energy, Inc.
2500 CityWest Blvd., Suite 800
Houston, Texas 77042
Facsimile: (281) 247-1506
Email: jnseitz@gulfslope.com
Attention: John Seitz, Chief Executive Officer

With a copy
(for informational
purposes only) to:	Brewer & Pritchard, P.C.
Three Riverway, 18th Floor
Houston, Texas 77056
Facsimile: (713) 209-2921
Email: Pritchard@bplaw.com
Attention: Thomas Pritchard

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4           Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Shares.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares.

6.5           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of all the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the Investors.

6.7           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except (a) as otherwise set forth in Section 4.7 (as to each Investor Party) and (b) that certain brokers  shall be entitled to rely on the representations, warranties and covenants of the Company contained in this Agreement and shall be a third party beneficiary of this Agreement for the purpose stated in this clause (b).

6.8           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred in connection with the investigation, preparation and prosecution of such Proceeding.

6.9           Survival.  The representations and warranties contained herein shall survive until the second anniversary of the Closing.  The agreements and covenants contained herein shall survive the Closing and the delivery of the Shares in accordance with their respective terms.

6.10           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing the same (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12           Replacement of Certificates.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacements.  If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.14           Payment Set Aside.  To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15           Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.16           Limitation of Liability.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising, directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such Investor shall be personally liable for any liabilities of such Investor.

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SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GULFSLOPE ENERGY, INC.

By:	/s/	John N. Seitz
Name: John N. Seitz
Title:  Chief Executive Officer

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SIGNATURE PAGES FOR INVESTORS FOLLOW.]

Company Signature Page
to Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

By: ______________________________
Name: Title:

Investment Amount: $[____________]

Tax ID No.: ________________________

Date: _____________________________

ADDRESS FOR NOTICE

c/o: ______________________________

Street: ____________________________

City/State/Zip: ______________________

Attention: _________________________

Tel: ______________________________

Fax: ______________________________

DELIVERY INSTRUCTIONS
(if different from above)

c/o: ______________________________

Street: ____________________________

City/State/Zip: ______________________

Attention: _________________________

Tel: ______________________________